Exhibit 99.2

CONSENT OF DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee, including under the caption “Management,” in the Registration Statement filed by Bowie Resource Partners LP on Form S-1 and each related Prospectus and each further amendment or supplement thereto.

Dated: June 19, 2015

/s/ Jesus Fernandez
Name: Jesus Fernandez